UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2016

ENER-CORE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55400	45-0525350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9400 Toledo Way
Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 616-3300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Commercial and Manufacturing License Agreement

On June 29, 2016, Ener-Core, Inc. (the “Company”), through its wholly-owned subsidiary Ener-Core Power, Inc., a Delaware corporation (the “Subsidiary”), entered into a Commercial and Manufacturing License Agreement (the “CMLA”) with the Dresser-Rand Company (“Dresser Rand”). Pursuant to the CMLA, the Company and Dresser-Rand will jointly and collaboratively commercialize a single integrated unit composed of the Company’s Power Oxidizer and the Dresser-Rand KG2-3GEF gas turbine generator (the “KG2” and, together with the Power Oxidizer, the “Combined System”). Upon successful completion of a Full-Scale Acceptance Test (the “FSAT”) prior to December 31, 2016, which consists of the building and installation of a full prototype of a working 2 MW KG2 unit at a site in Southern California (the “Completed Test”), under the Company’s Commercial License Agreement, dated November 14, 2014, between the Subsidiary and Dresser-Rand (as amended, the “CLA”), the CLA will terminate and the CMLA will provide the terms of the commercial relationship between the Company and Dresser-Rand. The CMLA will not become effective until the achievement of the Completed Test, at which time the effective date of the CMLA will be deemed November 14, 2014. In the event the Company is unable to achieve the Completed Test, the CLA will continue to govern the commercial relationship between the Company and Dresser-Rand.

Pursuant to the CMLA, Dresser-Rand will have a worldwide license to manufacture, market, commercialize and sell the Power Oxidizer as part of the Combined System within the 1 MW to 4 MW range of power capacity (the “License”). Initially, the License will be exclusive, even as to the Company, and will remain exclusive for so long as Dresser-Rand sells a minimum of number of units of the Combined System in each calendar year beginning in 2017 (the “Sales Threshold”), subject to certain conditions and exceptions. If Dresser-Rand does not meet the Sales Threshold in any calendar year and the Sales Threshold is not otherwise waived, Dresser-Rand may maintain exclusivity of the License by making a true-up payment to the Company for each unit that is in deficit of the Sales Threshold (a “True-Up Payment”); provided, however, that Dresser-Rand may not maintain an exclusive License by making a True-Up Payment for more than two consecutive calendar year periods. In the event Dresser-Rand does not meet the Sales Threshold, does not qualify for a waiver and elects not to make the True-Up Payment, the License will convert to a nonexclusive License.

Upon a sale by Dresser-Rand of a Combined System unit to a customer, the CMLA requires Dresser-Rand to make a License fee payment to the Company equal to a percentage of the sales price of the Combined System purchased, in accordance with a predetermined fee schedule that is anticipated to result in a payment of between $370,000 and $600,000 per Combined System unit sold (the “License Fee”).

Dresser-Rand may also request that the Company undertake design and development work on modifications to the Combined Systems (each, a “Bespoke Development”). The Company and Dresser-Rand will negotiate any fees resulting from any such Bespoke Development on a case-by-case basis. Further, any obligation by the Company to undertake such Bespoke Development will be conditioned upon the execution of mutually agreed-upon documentation.

As long as the exclusive License remains in effect, the Company will provide certain ongoing sales and marketing support services, at no additional cost to Dresser-Rand, subject to certain restrictions. Any additional sales and marketing services agreed upon by the Company and Dresser-Rand will be compensated at an hourly rate to be upwardly adjusted annually.

1

If the Company and Dresser-Rand so elect, the Company will manufacture a certain number of Power Oxidizers as part of a certain number of Combined System projects during a transition period (the “Transition Phase”) beginning after execution of the CMLA and prior to the period in which Dresser-Rand manufactures its first three Power Oxidizers as part of at least two individual Combined System projects (the “Initial Manufacturing Phase”), as mutually agreed by the parties. So long as the License remains exclusive during the Transition Phase, if any, and the Initial Manufacturing Phase, the Company will provide a mutually agreed upon number of hours of engineering support services. After the conclusion of the Initial Manufacturing Phase, the Company will, for so long as the License remains exclusive, continue providing up to an agreed upon number of hours of such support services on an annual basis at no additional cost to Dresser-Rand, subject to certain conditions. Any additional engineering support services agreed upon by the Company and Dresser-Rand will be compensated at an hourly rate, to be upwardly adjusted annually. During the Transition Phase, the Company must also develop the spare parts list pertaining to the scope of supply to allow Dresser-Rand to offer service agreements for the Combined System.

The Company must maintain its existing backstop security (the “Backstop Security”) under the CLA in favor of Dresser-Rand in support of all products manufactured, supplied or otherwise provided by the Company during the period beginning on the execution date of the CMLA (the “Execution Date”) and continuing through the expiration of the warranty period for the Combined System units sold to customers as of the Execution Date; however, if the Company and Dresser-Rand mutually agree to engage in a Transition Phase, then such Backstop Security must be extended to support all products manufactured, supplied or otherwise provided by the Company during such Transition Phase.

Dresser-Rand must also: (i) develop the controls strategy for the Dresser-Rand gas turbine control system and integrate it with the Power Oxidizer control system; (ii) with support from the Company, manufacture and commercialize the Combined System following the Transition Phase; (iii) with support from the Company, develop and prioritize sales opportunities for the Combined System; (iv) assume the sales lead role with respect to each customer; and (v) take commercial lead in developing sales to customers. In addition, Dresser-Rand will be primarily responsible for overall warranty and other commercial conditions to Combined System customers, as well as sole project and service provider and interface with customers. Dresser-Rand will also be responsible for warranty, service and after-sales technical assistance for all portions of Combined Systems that comprise Dresser-Rand products. The Company, however, will be responsible for warranty and service for all Company products manufactured or otherwise provided by the Company prior to or during the Transition Phase.

The CMLA prohibits the Company from, without the prior written consent of Dresser-Rand, permitting the creation of any encumbrance, lien or pledge of its intellectual property which would result in any modification to, revocation of, impairment of or other adverse effect on Dresser-Rand’s rights with respect to the exclusive License. In addition, all intellectual property rights that are owned by either the Company or Dresser-Rand as of the Execution Date will remain the sole property of such party, subject to the licenses described in the CMLA. The CMLA also contains provisions that govern the treatment of process and technology developments and any joint inventions that (i) relate to the subject matter of the CMLA and (ii) occur after the Execution Date and during the term thereof.

The CMLA also contains certain restrictions on publicity and obligates Dresser-Rand to use its commercially reasonable efforts to include the Company’s name and logo and otherwise promote the Company’s brand and Power Oxidizers in a mutually agreed-upon manner.

2

The CMLA contains reciprocal indemnification obligations, but provides that the Company has no obligation with respect to allegations arising out of any modification of any Company products by Dresser-Rand that is not authorized by the Company or the CMLA. Additionally, the CMLA includes certain customary representations and warranties, as well as provisions that govern the treatment, use and disclosure of confidential information.

Unless otherwise terminated in accordance with its terms, the CMLA will expire on the tenth anniversary of the Execution Date, unless the Company and Dresser-Rand elect to extend the term thereof. If either party defaults in its performance of a material obligation and does not substantially cure such default or commence a cure within 30 days after receiving written notice, the non-defaulting party may terminate the CMLA. Either party may terminate the CMLA with immediate effect in the event of a force majeure event or in the event of a breach by the other party of its representations and warranties with respect to the Foreign Corrupt Practices Act of 1977. In addition, (i) Dresser-Rand may terminate the CMLA with immediate effect if, at any time during the Transition Phase, the Company ceases development and manufacturing of Power Oxidizers for use in the Combined Systems and (ii) the Company may terminate the CMLA with immediate effect if Dresser-Rand ceases development and manufacturing of its relevant gas turbines for use in the Combined Systems. During the term of the CMLA and upon termination of the CMLA for any reason, for a period of 12 months after such termination, neither the Company nor Dresser-Rand may directly or indirectly solicit or attempt to employ any employees of the other party, except as mutually agreed-upon.

The CMLA is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Portions of Exhibit 10.1 have been omitted pursuant to a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The foregoing description does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Offer Letter

As described in Item 5.02 below, effective as of June 29, 2016, the Company entered into an offer letter (the “Offer Letter”) with Stephen Markscheid in connection with his appointment to the Board of Directors of the Company (the “Board”). Additional information regarding the Offer Letter is incorporated herein by reference to “Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” of this Current Report on Form 8-K.

Employment Agreement

As described in Item 5.02 below, effective as of June 29, 2016, the Company entered into an executive employment agreement (the “Employment Agreement”) with Douglas Hamrin, the Company’s Vice President of Engineering. Additional information regarding the Employment Agreement is incorporated herein by reference to “Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” of this Current Report on Form 8-K.

3

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment; Offer Letter

Effective as of June 29, 2016, the Board appointed Stephen Markscheid to fill a vacancy on the Board. Mr. Markscheid has not yet been appointed as a member of any committee of the Board; however, he is expected to be appointed to the Audit and Compensation Committees of the Board. Mr. Markscheid is an “independent director” for purposes of the Company’s Corporate Governance Guidelines, with reference to the relevant rules of the national securities exchanges in the United States, although such definitions do not currently apply to the Company because its securities are not listed on a national securities exchange.

Mr. Markscheid accepted the foregoing appointment pursuant to an Offer Letter from the Company, dated as of June 29, 2016, which provides for the grant of an option (the “Option”) under the Company’s 2015 Omnibus Incentive Plan (the “2015 Plan”), effective July 1, 2016, to purchase 6,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price per share of $4.31, which price is at or above the fair market value per share of Common Stock on such date. In addition, Mr. Markscheid will be entitled to reimbursement for reasonable travel expenses incurred to attend meetings of the Board, in accordance with the Company’s expense reimbursement policy as in effect from time to time, as well as to indemnification in his capacity as a director. Mr. Markscheid is also entitled to an annual director’s fee of $40,000.

In connection with the above-described Option, the Company and Mr. Markscheid entered into a stock option agreement (the “Option Agreement”), in the form provided by the 2015 Plan. The Option Agreement provides for 1/4 of the total number of shares to vest after twelve months and 1/48 of the total number of shares to vest each month commencing each month thereafter. The Option will expire on July 1, 2026 and will become fully exercisable immediately prior to, and contingent upon, a “Change in Control” (as defined in the 2015 Plan).

The Offer Letter and the Option Agreement are attached as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Mr. Markscheid brings over 30 years of corporate finance experience in the United States, Asia and Europe, including experience in mergers and acquisitions, strategic investments, joint ventures and new business development across industries in emerging markets. Mr. Markscheid has served as Chief Executive Officer of Synergenz BioScience Inc. since 2007, head of international business for Mammoth Industries since 2013 and partner of Wilton Partners since 2014. He has also been an independent member of the boards of directors of CNinsure, Inc. since 2007, Jinko Solar, Inc. since 2009, China Integrated Energy Corporation since 2011, China Ming Yang Wind Power Group since 2011 and ChinaCast Education Corporation since 2011. Mr. Markscheid was previously a representative of the US-China Business Council from 1978 to 1983, a vice president of Chase Manhattan Bank from 1984 to 1988, a vice president of First Chicago Bank from 1988 to 1993, a case leader of Boston Consulting Group from 1994 to 1997, a director of business development of GE Capital (Asia Pacific) from 1998 to 2001, a senior vice president of GE Healthcare Financial Services from 2003 to 2006 and the chief executive officer of HuaMei Capital Company, Inc. from 2006 to 2007. Mr. Markscheid received his bachelor’s degree in East Asian studies from Princeton University in 1976, a master’s degree in international affairs and economics from Johns Hopkins University (SAIS) in 1980 and an MBA from Columbia University in 1991.

The Board concluded that Mr. Markscheid’s extensive experience as an independent director and his substantial corporate finance experience, particularly in Asia, made his appointment to the Board appropriate. Further, Mr. Markscheid possesses financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission (the “SEC”).

4

There is no family relationship between Mr. Markscheid and any of the registrant’s current directors, executive officers or persons nominated or charged to become directors or executive officers, or those of the Subsidiary. There are no transactions between the registrant and Mr. Markscheid that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Markscheid’s appointment to the Board, the Company also entered into an indemnification agreement with Mr. Markscheid, substantially in the form previously filed with the SEC by the Company.

Employment Agreement

Effective as of June 29, 2016, the Company entered into the Employment Agreement with Douglas Hamrin (“Hamrin”), the Company’s Vice President of Engineering. Pursuant to the Employment Agreement, Mr. Hamrin will receive an annual base salary of $180,000 and is eligible to receive an annual bonus and/or other annual incentive compensation in accordance with any applicable executive bonus plan applicable to Mr. Hamrin as may be adopted by the Board in its sole discretion. The Employment Agreement also provides that the Company will reimburse Hamrin for reasonable expenses that he incurs in performing his duties. During the term of his employment, Mr. Hamrin will also be entitled to up to 15 days of paid time off (“PTO”) annually (adjusted annually based on years of service with the Company) and to participate in the Company’s benefit plans and programs. The initial term of the Employment Agreement is one year, which may be automatically extended for successive one year terms unless terminated by either party upon at least 30 days prior notice.

If the Company terminates Mr. Hamrin’s services for Cause (whether during or at the end of an employment year), the Company is obligated to pay him the sum of (i) his salary and bonuses, if any, through the date of termination, (ii) any earned but unused vacation time/PTO, and (iii) any unreimbursed expenses. “Cause” means his (A) willful dishonesty or fraud with respect to the Company’s business affairs, (B) willful falsification of any employment or other of the Company’s records, (C) misappropriation of or intentional damage to the Company’s business or property, including the improper use or disclosure of its confidential or proprietary information, (D) conviction (including any plea of guilty or nolo contendere ) of a felony or crime that involves moral turpitude, (E) willful and continued failure to comply with the Company’s reasonable written directives after his receipt of written notice from the Company of such refusal and a reasonable opportunity to cure, or (F) the misappropriation of any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to the Company’s interests or to the benefits to which it is entitled.

If Mr. Hamrin’s services are terminated upon his death or disability, then (i) the Company is obligated to pay to him or his estate the same economic benefits as if his services were terminated for Cause and (ii) he or his estate may also be granted (A) additional vesting of then-unvested stock or stock options, (B) a proportional amount of any earned and unpaid annual bonus based on his performance through the date of termination, and/or (C) severance payments. “Disability” means Mr. Hamrin’s inability to perform one or more of the essential functions of his job due to his physical or mental impairment, with or without reasonable accommodation as required by law, for any period aggregating more than 120 days in any 365-consecutive day period.

5

If the Company terminates Mr. Hamrin’s services for any other reason, then the Company is obligated to pay him (i) the same economic benefits as if his services were terminated for Cause, (ii) monthly cash severance payments at his then effective salary rate, and (iii) continuation of the Company’s provided health insurance coverage, each to be paid during the six-month period immediately following the termination date, subject to earlier termination in the event that he obtains new employment or engages (or assists any other person or entity to engage) in any activity competitive with the Company’s business. Further, if during the six-month period immediately preceding or following a Change of Control (as hereinafter defined), the Company terminates his employment without Cause, then all of his then-unvested outstanding options will immediately vest. A “Change of Control” occurs when (i) any person becomes the beneficial owner of securities that then represents 50% or more of the total voting power of the Company’s outstanding voting securities, unless such person was the beneficial owner of at least 20% of its voting power as of the effective date of the Employment Agreement, and does not become the beneficial owner of 80% or more of the Company’s voting power, (ii) the Company consummates the sale, exchange, lease, or other disposition of all or substantially all of its assets to a person or group of related persons, (iii) the Company consummates a merger, reorganization, recapitalization, consolidation, or similar transaction with any other corporation or other business entity, in one transaction or a series of related transactions (except one in which (A) the holders of the Company’s voting securities outstanding immediately before such transaction continue to hold at least 50% of the voting power in the surviving entity or (B) a transaction in which a single party (or a group of affiliated parties) acquires the Company’s voting securities and the holders of the Company’s voting securities immediately before the transaction do not dispose of a majority of their interests in connection with that transaction), or (iv) the Company dissolves or liquidates.

Mr. Hamrin may terminate his employment at any time and for any reason. Such resignation will not become effective until the earlier of (i) 90 days after the date resignation notice is given to the Board or (ii) a date specified by the Company. If Mr. Hamrin terminates his employment, he has agreed to make himself available to the Company during the 30-day period following his termination, without any compensation (subject to exception): (i) to facilitate an efficient transition of his job-related responsibilities and duties and (ii) to respond to questions regarding information and/or activities in which he had been engaged while employed by the Company.

During his employment with the Company and for a designated period after his termination, Mr. Hamrin is subject to restrictive covenants that provide he will not: (i) call on, solicit, divert, interfere with or take away (or attempt to call on, solicit, divert or interfere with or take away) any of our projects, business, clients, customers or prospects with whom or with which Mr. Hamrin had contact during his employment with us by promoting or selling services or products that compete with us or our affiliates; or (ii) solicit, influence or induce (or attempt to solicit, influence or induce) any employees as of his termination date with whom Mr. Hamrin had direct contact during his employment with us.

The Employment Agreement also contains other restrictive covenants further prohibiting: (a) disparagement of the Company or its affiliates during Hamrin’s employment and thereafter, (b) the improper solicitation of the Company’s customers following the expiration or termination his employment with the Company and (c) the use or disclosure of confidential business information during or at any time after termination of his employment.

The Employment Agreement is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01	Other Events.

On June 30, 2016, the Company issued a press release regarding the execution of the CMLA, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein be reference.

On July 6, 2016, the Company issued a press release regarding the appointment of Mr. Markscheid to the Board, which is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

6

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1†	Commercial and Manufacturing License Agreement, dated June 29, 2016, between the Company and Dresser-Rand Company
10.2+	Offer Letter, dated June 29, 2016, from the Company to Stephen Markscheid
10.3+	Option Agreement, dated July 1, 2016, between the Company and Stephen Markscheid
10.4+	Executive Employment Agreement, dated June 29, 2016, between the Company and Douglas Hamrin
99.1	Press Release dated June 30, 2016
99.2	Press Release dated July 6, 2016

†	Confidential treatment requested as to portions of the exhibit. Confidential materials omitted and filed separately with the SEC.
+	Indicates a management contract or compensatory plan.

7

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENER-CORE, Inc.

Dated: July 6, 2016	By:	/s/ Domonic J. Carney
Domonic J. Carney
Chief Financial Officer

8

EXHIBIT INDEX

Exhibit Number	Description
10.1†	Commercial and Manufacturing License Agreement, dated June 29, 2016, between the Company and Dresser-Rand Company
10.2+	Offer Letter, dated June 29, 2016, from the Company to Stephen Markscheid
10.3+	Option Agreement, dated July 1, 2016, between the Company and Stephen Markscheid
10.4+	Executive Employment Agreement, dated June 29, 2016, between the Company and Douglas Hamrin
99.1	Press Release dated June 30, 2016
99.2	Press Release dated July 6, 2016

†	Confidential treatment requested as to portions of the exhibit. Confidential materials omitted and filed separately with the SEC.
+	Indicates a management contract or compensatory plan.

 9